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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        DATE OF REPORT: JANUARY 30, 2001
               (DATE OF EARLIEST EVENT REPORTED: JANUARY 30, 2001)

                               KINDER MORGAN, INC.
             (Exact name of registrant as specified in its charter)

         KANSAS                       1-6446                   48-0290000
(State or other jurisdiction        (Commission             (I.R.S. Employer
    of incorporation)              File Number)            Identification No.)

                          500 Dallas Street, Suite 1000
                              Houston, Texas 77002
          (Address of principal executive offices, including zip code)


                                  713-369-9000
              (Registrant's telephone number, including area code)
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ITEM 9.  REGULATION FD DISCLOSURE.

      In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

      On January 30, 2001, representatives of Kinder Morgan, Inc. (the "Company"), a subsidiary of which serves as general partner of Kinder Morgan Energy Partners, L.P. (the "Partnership"), and the Partnership intend to discuss at an analyst meeting at approximately 2:45 p.m. Eastern Standard Time various strategic and financial issues relating to the business plans and objectives of the Company and the Partnership. Prior to the meeting, interested parties will be able to view the materials presented at the analyst meeting by visiting the Company's web site at www.kindermorgan.com/presentations/KMI/lehmans01302001.

      The Company and the Partnership intend to update the information furnished pursuant to this Item from time to time as circumstances require. These updates will be furnished with the Securities and Exchange Commission under Item 9 and posted on the referenced web site substantially contemporaneously. Interested parties will be able to review the referenced web site or the files of the Securities and Exchange Commission located at www.sec.gov to determine if the information furnished pursuant to this Item has been updated.

      Regulation FD is new, and the Company and the Partnership are still developing their respective policies and procedures to comply with this regulation. The Company and the Partnership may change their respective approach at any time. In the event of a change in approach, such change will be furnished under Item 9 of a Form 8-K and posted on the Company's web site substantially contemporaneously.

                                      -2-
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                                S I G N A T U R E

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    KINDER MORGAN, INC.

Dated: January 30, 2001             By: /s/ JOSEPH LISTENGART
                                        ----------------------------------
                                        Joseph Listengart
                                        Vice President and General Counsel